Exhibit 99.1

Protolabs Reports Financial Results for the Fourth Quarter and Full Year 2018

Q4 2018 Revenue of $112.8 million, an increase of 20% over Q4 2017

Full Year 2018 Revenue of $445.6 million, an increase of 29% over 2017

Q4 2018 Net Income of $19.3 million, an increase of 35% over Q4 2017

Full Year 2018 Net Income of $76.6 million, an increase of 48% over 2017

MAPLE PLAIN, Minn. – February 7, 2019 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Highlights include:

●	Revenue for the fourth quarter of 2018 was $112.8 million, representing a 19.7 percent increase over revenue of $94.2 million in the fourth quarter of 2017.
●	The number of unique product developers and engineers served totaled 20,403 in the fourth quarter of 2018, an increase of 18.2 percent over the fourth quarter of 2017.
●	Net income for the fourth quarter of 2018 was $19.3 million, or $0.71 per diluted share.
●	Non-GAAP net income was $20.3 million, or $0.74 per diluted share. See “Non-GAAP Financial Measures” below.

“Protolabs had another quarter of strong revenue growth, however, fourth quarter financial results were below our expectations,” said Vicki Holt, President and Chief Executive Officer. “We experienced a strong start to the quarter in terms of revenue, followed by a weak December. In addition, our recent acquisition of Rapid Manufacturing is performing below our expectations. These factors, combined with the relocation of our CNC facility in the United States impacted our productivity during the quarter, negatively affecting our operating earnings.”

Additional Fourth Quarter 2018 Highlights include:

●	Gross margin was 52.5 percent of revenue for the fourth quarter of 2018, compared to 56.2 percent for the fourth quarter of 2017.
●	Operating expenses were 34.6 percent of revenue for the fourth quarter of 2018, compared to 36.2 percent for the fourth quarter of 2017.
●	GAAP operating margin was 17.9 percent of revenue during the fourth quarter of 2018, compared to 19.9 percent for the fourth quarter of 2017.
●	Non-GAAP operating margin was 21.2 percent of revenue during the fourth quarter of 2018, compared to 25.1 percent for the fourth quarter of 2017. See “Non-GAAP Financial Measures” below.
●	The company generated $38.0 million in cash from operations during the fourth quarter of 2018.
●	Cash and investments balance was $155.4 million at December 31, 2018.
●	The company repurchased $12.2 million or 104,600 shares of common stock.

“As a company, we are focused on serving our customers and driving growth and profitability over the long term,” said Holt. “Protolabs achieved several major milestones during the fourth quarter that will facilitate future growth. We successfully completed the relocation of our CNC operations in Minnesota while fulfilling commitments to customers, increased the number of product developers served in 2018 to nearly 46,000, and became a founding member of MIT’s ADAPT consortium.”

Full Year 2018 Financial Highlights include:

●	Revenue increased 29.3 percent to $445.6 million compared to $344.5 million in 2017. This growth includes the acquisition of Rapid Manufacturing in December 2017.
●	Net income for 2018 increased 47.9 percent to $76.6 million, or $2.81 per diluted share compared to $51.8 million, or $1.93 per diluted share in 2017.
●	Non-GAAP net income was $82.8 million, or $3.04 per diluted share. See “Non-GAAP Financial Measures” below.
●	Cash generated from operations during the year totaled $122.9 million.

Additional 2018 Highlights include:

●	Served nearly 46,000 product developers during the year, an increase of 22.5 percent over 2017.
●	Formed a partnership with Misumi, a Japanese parts distributer, to increase our brand recognition and demand in Japan.
●	Moved the company’s CNC operations, including nearly 300 machines over a six-week period, to a new 215,000 square foot state-of-the-art CNC machining digital manufacturing facility in Minnesota.
●

New Hampshire operations received national recognition, winning The FABRICATOR’s 2019 Industry Award, an award that recognizes Protolabs’ quick-turn production capabilities, lean manufacturing efforts, and overall evolution over the past year.

●	Became a founding member of MIT’s ADAPT (Additive and Digital Advanced Production Technologies) consortium along with other leading organizations in industry and academia.

“2018 was a strong year overall for our company. As we enter into our 20th year of operations, it is rewarding to look back at all we have accomplished since our inception. It is also very exciting to look ahead and see the numerous opportunities we have to help our customers win in their markets as they capitalize on underlying market trends. Our 2019 priorities are aligned to serving our customers through enhanced relationships, continuously improving the customer experience and increased efficiency in operations. After a strong 2018, these priorities continue our focus on our customers, enabling us to drive growth and deliver long term shareholder returns.” concluded Holt.

Non-GAAP Financial Measures

The company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, impairment on assets, acquisition costs, unrealized foreign currency activity, disposal of businesses, legal settlement, provisional charges related to the tax effect of deemed repatriation of foreign earnings, and revaluation of net deferred tax assets and liabilities (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP operating margin, adjusted for stock-based compensation expense, amortization expense, acquisition costs, and impairment on assets (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has provided reconciliations of GAAP to non-GAAP net income, operating margin and revenues, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its fourth quarter and full year 2018 financial results today, February 7, 2019 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. start time. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Protolabs website and the following link: https://edge.media-server.com/m6/p/xhkhdnme. A replay will be available for 14 days following the call on the investor relations section of the Protolabs website.

About Protolabs

Protolabs is the world's fastest digital manufacturing source for rapid prototyping and on-demand production. The technology-enabled company produces custom parts and assemblies in as fast as one day with automated 3D printing, CNC machining, sheet metal fabrication, and injection molding processes. Its digital approach to manufacturing enables accelerated time to market, reduces development and production costs, and minimizes risk throughout the product life cycle. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Source: Proto Labs, Inc.

Investor Relations Contact:
Protolabs
Dan Schumacher, 763-479-7240
Director of Investor Relations
daniel.schumacher@protolabs.com

or

Media Contact:
Protolabs

Sarah Ekenberg, 763-479-7560

Marketing Manager, PR & Media

sarah.ekenberg@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$85,046	$36,707
Short-term marketable securities	46,750	57,424
Accounts receivable, net	59,155	51,503
Inventory	10,087	11,271
Income taxes receivable	5,757	1,832
Other current assets	8,567	6,267
Total current assets	215,362	165,004

Property and equipment, net	228,001	166,440
Long-term marketable securities	23,579	37,034
Goodwill	128,752	128,504
Other intangible assets, net	19,850	19,084
Other long-term assets	3,441	2,672
Total assets	$618,985	$518,738

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$17,411	$15,876
Accrued compensation	18,130	12,100
Accrued liabilities and other	16,702	8,408
Short-term debt obligations	-	5,000
Income taxes payable	491	2,371
Total current liabilities	52,734	43,755

Long-term income taxes payable	-	2,181
Long-term deferred tax liabilities	20,162	6,966
Other long-term liabilities	4,592	4,621

Shareholders' equity	541,497	461,215
Total liabilities and shareholders' equity	$618,985	$518,738

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue
Injection Molding	$53,913	$50,245	$210,523	$194,432
CNC Machining	38,157	30,421	153,521	103,739
3D Printing	13,924	11,268	53,342	43,329
Sheet Metal	5,996	1,767	24,998	1,767
Other	779	477	3,212	1,223
Total revenue	112,769	94,178	445,596	344,490

Cost of revenue	53,614	41,290	206,917	150,648
Gross profit	59,155	52,888	238,679	193,842

Operating expenses
Marketing and sales	17,586	15,393	68,533	56,856
Research and development	7,580	5,776	28,735	23,560
General and administrative	13,834	12,944	52,513	41,200
Total operating expenses	39,000	34,113	149,781	121,616
Income from operations	20,155	18,775	88,898	72,226
Other income, net	1,381	430	2,757	2,209
Income before income taxes	21,536	19,205	91,655	74,435
Provision for income taxes	2,250	4,933	15,067	22,657
Net income	$19,286	$14,272	$76,588	$51,778

Net income per share:
Basic	$0.71	$0.53	$2.84	$1.94
Diluted	$0.71	$0.53	$2.81	$1.93

Shares used to compute net income per share:
Basic	27,040,207	26,705,909	26,982,614	26,647,610
Diluted	27,311,988	27,009,017	27,278,816	26,845,071

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2018	2017
Operating activities
Net income	$76,588	$51,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,754	18,474
Stock-based compensation expense	10,928	8,558
Deferred taxes	11,936	1,174
Gain on sale of businesses	(671)	-
Amortization of held-to-maturity securities	374	1,063
Loss on impairment of assets	-	513
Other	(619)	(153)
Changes in operating assets and liabilities	(2,361)	341
Net cash provided by operating activities	122,929	81,748

Investing activities
Purchases of property, equipment and other capital assets	(87,104)	(32,635)
Cash used for acquisitions, net of cash acquired	(90)	(110,533)
Proceeds from sale of businesses	284	-
Purchases of other assets and investments	(126)	(8,742)
Purchases of marketable securities	(41,384)	(20,037)
Proceeds from maturities of marketable securities	65,139	47,972
Net cash used in investing activities	(63,281)	(123,975)

Financing activities
Payments on debt	(5,000)	5,000
Proceeds from exercises of stock options and other	6,791	8,602
Repurchases of common stock	(12,229)	(4,410)
Net cash (used in) provided by financing activities	(10,438)	9,192
Effect of exchange rate changes on cash and cash equivalents	(871)	947
Net increase (decrease) in cash and cash equivalents	48,339	(32,088)
Cash and cash equivalents, beginning of period	36,707	68,795
Cash and cash equivalents, end of period	$85,046	$36,707

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, impairment on assets, acquisition costs, unrealized gain on foreign currency, disposal of businesses and legal settlement

GAAP net income	$19,286	$14,272	$76,588	$51,778
Add back:
Stock-based compensation expense	2,942	2,400	10,928	8,558
Amortization expense	862	107	3,233	501
Impairment on assets	-	513	-	513
Acquisition costs	-	1,875	-	1,875
Unrealized gain on foreign currency	(527)	(102)	(380)	(185)
Disposal of businesses	-	-	(671)	-
Legal settlement	-	-	-	(417)
Total adjustments [1]	3,277	4,793	13,110	10,845
Provisional charges related to the tax effect of deemed repatriation of foreign earnings	(719)	2,400	(719)	2,400
Revaluation of net deferred tax assets and liabilities	(496)	(4,262)	(496)	(4,262)
Income tax benefits on adjustments [2]	(1,086)	(1,520)	(5,660)	(3,344)
Non-GAAP net income	$20,262	$15,683	$82,823	$57,417

Non-GAAP net income per share:
Basic	$0.75	$0.59	$3.07	$2.16
Diluted	$0.74	$0.58	$3.04	$2.14

Shares used to compute non-GAAP net income per share:
Basic	27,040,207	26,705,909	26,982,614	26,647,610
Diluted	27,311,988	27,009,017	27,278,816	26,845,071

[1] Stock-based compensation expense, amortization expense, impairment on assets, acquisition costs, unrealized gain on foreign currency, disposal of businesses and legal settlement were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Cost of revenue	$448	$273	$1,543	$970

Marketing and sales	562	405	1,942	1,429
Research and development	407	295	1,517	1,091
General and administrative	2,387	3,922	9,159	7,957
Total operating expenses	3,356	4,622	12,618	10,477

Other income, net	(527)	(102)	(1,051)	(602)
Total adjustments	$3,277	$4,793	$13,110	$10,845

[2] For the three-month and year-ended periods ended December 31, 2018 and 2017, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. Our non-GAAP tax rates differ from our GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$112,769	$94,178	$445,596	$344,490
Income from operations	20,155	18,775	88,898	72,226
GAAP operating margin	17.9%	19.9%	20.0%	21.0%
Add back:
Stock-based compensation expense	2,942	2,400	10,928	8,558
Amortization expense	862	107	3,233	501
Acquisition Costs	-	1,875	-	1,875
Impairment on assets	-	513	-	513
Total adjustments	3,804	4,895	14,161	11,447
Non-GAAP income from operations adjusted for stock-based compensation expense, amortization expense, acquisition costs, and impairment on assets	$23,959	$23,670	$103,059	$83,673
Non-GAAP operating margin	21.2%	25.1%	23.1%	24.3%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$89,282		$89,282	$72,067	23.9%	23.9%
Europe	19,458	523	19,981	18,930	2.8%	5.6%
Japan	4,029	(5)	4,024	3,181	26.7%	26.5%
Total Revenue	$112,769	$518	$113,287	$94,178	19.7%	20.3%

	Year Ended December 31, 2018			Year Ended December 31, 2017%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$350,535		$350,535	$263,086	33.2%	33.2%
Europe	80,889	(3,302)	77,587	70,154	15.3%	10.6%
Japan	14,172	(216)	13,956	11,250	26.0%	24.1%
Total Revenue	$445,596	$(3,518)	$442,078	$344,490	29.3%	28.3%

[1] Revenue growth for the three-month and year-ended periods ended December 31, 2018 has been recalculated using 2017 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

[2] This column presents the percentage change from GAAP revenue growth for the three-month and year-ended periods ended December 31, 2017 to GAAP revenue growth for the three-month and year-ended periods ended December 31, 2018.

[3] This column presents the percentage change from GAAP revenue growth for the three-month and year-ended periods ended December 31, 2017 (calculated using the foreign currency exchange rates in effect during that period) to non-GAAP revenue growth for the three-month and year-ended periods ended December 31, 2018 (as recalculated using the foreign currency exchange rates in effect during the three-month and year-ended periods ended December 31, 2017) in order to provide a constant currency comparison.

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Unique product developers and engineers served	20,403	17,256	45,968	37,538